Exhibit 5.1

June 18, 2018	98150.00001

Spectrum Pharmaceuticals, Inc.

11500 South Eastern Avenue, Suite 240

Henderson, NV 89052

Re:	Post-Effective Amendment to Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statements on Form S-8 (Registration No. 333-160312 and Registration No. 333-202761) (together the “Registration Statements”), to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof, to reflect that the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan (the “2009 Plan”) was replaced by the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”), effective as of June 18, 2018 (the “Effective Date”). The 2018 Plan authorizes the issuance of up to 14,940,819 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), previously registered under the Registration Statements comprised of (a) 6,043,904 shares of Common Stock subject to the 2009 Plan’s available reserve as of the Effective Date and (b) 8,896,915 shares of Common Stock subject to outstanding equity awards granted under the 2009 Plan as of the Effective Date that may, under certain circumstances, become available for issuance under the 2018 Plan because the awards are terminated, forfeited, canceled or expire unexercised.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company, corporate records furnished to us by the Company, certificates of officers and other representatives of the Company, public officials and others and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)    the Registration Statements;

(ii)    the Post-Effective Amendment;

(iii)    the registration statement on Form S-8 regarding the 2018 Plan, which is being filed concurrently with the Post-Effective Amendment;

(iv)    the Company’s Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of June 18, 2018 and by an officer of the Company as of the date hereof;

(v)    the Company’s Third Amended and Restated Bylaws as presently in effect, certified by an officer of the Company as of the date hereof;

Spectrum Pharmaceuticals, Inc.

June 18, 2018

(vi)    the resolutions adopted by the Board of Directors of the Company on April 27, 2018, certified by an officer of the Company as of the date hereof;

(vii)    the minutes of the 2018 annual meeting of the stockholders of the Company, held on June 18, 2018, certified by an officer of the Company as of the date hereof;

(viii)    the 2018 Plan, including the prospectus related thereto, certified by an officer of the Company as of the date hereof; and

(ix)    a certificate, dated as of June 18, 2018, from the Secretary of State of the State of Delaware as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In such examination and in rendering the opinion set forth below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that each document submitted to us is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company, including, without limitation, the certificate of the officer of the Company referred to in the second paragraph of this opinion letter, and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification)

Spectrum Pharmaceuticals, Inc.

June 18, 2018

upon representations and certificates or comparable documents of officers and representatives of the Company. We have assumed that the Shares will be issued for the consideration provided under the 2018 Plan as currently in effect, that the Shares will be issued for a price per share not less than the par value per share of the Common Stock, and that the individual issuances, grants or awards under the 2018 Plan will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the 2018 Plan (including, without limitation, the awards and award agreements duly adopted and authorized thereunder and in accordance therewith).

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares, when issued and sold as described in the Post-Effective Amendment and the prospectus related to the 2018 Plan and in accordance with the terms of the 2018 Plan (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions, and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than, as in effect on the date of this opinion letter, the Delaware General Corporation Law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter has been for your use in connection with the Post-Effective Amendment and may not be relied on for any other purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP